SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

    Filed by the registrant  [X]
    Filed by a party other than the registrant  [   ]
    Check the appropriate box:
    [   ]  Preliminary proxy statement.
    [   ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
    [X]  Definitive proxy statement.
    [   ]  Definitive additional materials.
    [   ]  Soliciting material pursuant to Rule 14a-12.

FRONTIER OIL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):
    [X]  No fee required.
    [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

March 14, 2003

To Our Shareholders:

        On behalf of the Board of Directors, I cordially invite all shareholders to attend the Annual Meeting of Frontier Oil Corporation to be held on Thursday, April 17, 2003 at 9:00 a.m. in the offices of Andrews & Kurth L.L.P. located at 600 Travis, Suite 4200, Houston, Texas. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company’s 2002 Annual Report to shareholders, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 2002.

        Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, the meeting bank or other nominee that holds the shares to provide you with evidence of your share ownership.

         Thank you for your support.

Sincerely, James R. Gibbs Chairman of the Board, President and Chief Executive Officer

10000 Memorial Drive, Suite 600 Houston, Texas 77024-3411 (713) 688-9600 fax (713) 688-0616

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 17, 2003

To Our Shareholders:

        The 2003 Annual Meeting of Shareholders of Frontier Oil Corporation (the “Company”) will be held in the offices of Andrews & Kurth L.L.P. located at 600 Travis, Suite 4200, Houston, Texas at 9:00 a.m. on Thursday, April 17, 2003, for the following purposes:

1.	To elect seven directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed.
2.	To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company’s auditors for the year ending December 31, 2003.
3.	To act upon any and all matters incident to the foregoing and to transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

        The Board of Directors recommends that you vote FOR each of the first two proposals set forth above. The accompanying Proxy Statement contains information relating to each of such proposals. The holders of record of the Company’s common stock at the close of business on March 3, 2003 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors, J. Currie Bechtol Vice President-General Counsel & Secretary

Houston, Texas
March 14, 2003

FRONTIER OIL CORPORATION

10000 Memorial Drive, Suite 600

Houston, Texas 77024-3411

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement is furnished by the Board of Directors of Frontier Oil Corporation (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held April 17, 2003, and at any postponement or adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said shares will be voted in favor of the proposals set forth in the notice attached hereto. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the notice of meeting and any other matters, which may properly come before the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about March 14, 2003.

        A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company in care of Computershare Investor Services, 2 North La Salle, Chicago, Illinois 60602 (“Computershare”) or at the executive offices of the Company, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, at any time up to the meeting or any postponement or adjournment thereof, or by delivering it to the Chairman of the meeting on such date.

        The cost of solicitation of these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and solicitation of proxies from the shareholders of record. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by fax, telex, telephone and personal interview.

VOTING SECURITIES

        All shareholders of record as of the close of business on March 3, 2003 are entitled to notice of and to vote at the meeting. On March 3, 2003, the Company had 26,146,115 shares of common stock, without par value (“Common Stock”), outstanding excluding Common Stock held by the Company. The Common Stock is the only class of voting securities of the Company. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock, excluding Common Stock held by the Company, is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum shall be formed.

        In conformity with Wyoming law and the bylaws of the Company, directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Cumulative voting for the election of directors is not permitted. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Accordingly, abstentions will have no effect on the outcome of the election of directors but with respect to any other proposal will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

ANNUAL REPORT

        The annual report to shareholders, including consolidated financial statements, accompanies this Proxy Statement. Such annual report does not form any part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of March 3, 2003, the beneficial ownership of the Company’s Common Stock, with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding voting securities, excluding Common Stock held by the Company:

                                                               Amount and Nature
                                                                 of Beneficial           Percentage of Shares
  Name and Address of Beneficial Owner                             Ownership              of Common Stock (l)
  ------------------------------------                             ---------              -------------------

AXA Financial, Inc.                                               2,248,617(2)                    8.6
1290 Avenue of the Americas
New York, NY  10104

Oppenheimer Funds, Inc.                                           2,244,000(3)                    8.6
498 Seventh Avenue
New York, NY 10018

Oppenheimer Main Street Growth &                                  1,842,100(3)                    7.0
  Income Fund
6803 S. Tucson Way
Englewood, CO  80112

Barclays Global Investors, NA                                     1,834,127(4)                    7.0
45 Fremont Street
San Francisco, CA  94105

Ingalls & Snyder LLC                                              1,589,495(5)                    6.1
61 Broadway
New York, NY 10006

Great Plains Trust Company                                        1,577,000(6)                    6.0
4705 Mission Road
Westwood, KS 66205

Kornitzer Capital Management, Inc.                                1,377,694(6)                    5.3
5420 West 61st Place
Shawnee Mission, KS 66205

(1)	Represents percentage of 26,146,115 outstanding shares of the Company as of March 3, 2003.
(2)	AXA, AXA Financial, Inc., the Mutuelles AXA (AXA Conseil Vie Assurance Mutuelle, AXA Assurance I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle) have filed jointly as a group with the Securities and Exchange Commission (the "Commission") a Schedule 13G dated February 12, 2003. Based on the filing, an AXA entity owns 112,200 of such shares and subsidiaries of AXA Financial, Inc., Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States own 2,079,617 shares and 56,800 shares, respectively, of such shares of Common Stock. Each member of the group reports sole voting power with respect to 1,872,067 shares, shared voting power with respect to 14,500 shares, sole dispositive power with respect to 2,136,417 shares and shared dispositive power with respect to 112,200 shares of Common Stock.

(3)	Oppenheimer Funds, Inc. (“Oppenheimer”) has filed with the Commission a Schedule 13G, dated October 22, 1999, and amendments thereto, dated February 8, 2002 and February 13, 2003 (filed jointly with Oppenheimer Main Street Growth & Income Fund (“Oppenheimer Main Street”)). Based on the most recent amendment, (i) Oppenheimer has sole voting power with respect to no shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 2,244,000 shares of Common Stock, and (ii) Oppenheimer Main Street has sole voting power and shared dispositive power with respect to 1,842,100 shares of Common Stock.

(4)	Barclays Global Investors, NA (“Barclays”) has filed with the Commission a Schedule 13G dated February 10, 2003. Based on the filing, Barclays has sole voting power and sole dispositive power with respect to 1,834,127 of the above shares of Common Stock.

(5)	Ingalls & Snyder LLC (“Ingalls & Snyder”) has filed with the Commission a Schedule 13G, dated September 6, 1995, and amendments thereto, dated December 8, 1995, January 17 and June 10, 1996, January 29 and July 28, 1997, February 9, 1998, February 5, 1999, January 26, 2000, February 7, June 12 and November 13, 2001, February 12, 2002 and February 10, 2003. Based on the most recent amendment, Ingalls & Snyder has sole voting power with respect to 32,737 of the above shares, sole dispositive power with respect to 27,737 of the above shares and shared dispositive power with respect to 1,556,758 of the above shares of Common Stock.

(6)	Kornitzer Capital Management, Inc. (“KCM”) has filed with the Commission a Schedule 13G, dated March 29, 1996, and amendments thereto, dated February 10, 1997, February 17, 1998 (filed jointly with Great Plains Trust Company (“Great Plains”)), two amendments dated February 27, 1999 (one of which was filed jointly with Great Plains), two amendments dated February 14, 2001 (one of which was filed jointly with Great Plains), an amendment dated February 14, 2002 and an amendment dated February 14, 2003. Based on the most recent amendments, (i) KCM has shared voting power and shared dispositive power with respect to 1,377,694 shares of Common Stock, and (ii) Great Plains has shared voting power and shared dispositive power with respect to 1,577,000 shares of Common Stock.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 3, 2003, the amount of Common Stock beneficially owned by: (i) each director of the Company, (ii) the Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer and (iii) all directors and those executive officers as a group:

                                                                   Amount and Nature
                                                                     of Beneficial       Percentage of Shares
Name                                                                   Ownership            of Common Stock(1)
----                                                                   ---------            ------------------

James R. Gibbs (2)............................................         1,237,007(5)               4.6
Douglas Y. Bech (2)(3)........................................            36,625                   *
G. Clyde Buck (2)(3)..........................................            26,625                   *
T. Michael Dossey (2)(4)......................................            16,000                   *
James H. Lee (2)(3)...........................................            24,125                   *
Paul B. Loyd, Jr. (2)(3)......................................            26,625                   *
Carl W. Schafer (2)(3)........................................            31,625                   *
Julie H. Edwards..............................................           453,318(6)               1.7
W. Reed Williams..............................................           228,255(7)                *
J. Currie Bechtol.............................................           117,810(8)                *
Jon D. Galvin.................................................           180,970(9)                *
Directors and executive officers as a group (11 persons)......         2,378,985                  8.5

* Less than 1%

(1)	Represents percentage of outstanding shares plus shares issuable upon exercise of all stock options owned by the individual listed that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table, assuming stock options owned by all other shareholders are not exercised. As of March 3, 2003, 26,146,115 shares of Common Stock were outstanding.

(2)	Director.
(3)	Includes 23,125 shares with respect to which he has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table.

(4)	Includes 15,000 shares with respect to which he has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table.

(5)	Includes 915,000 shares with respect to which Mr. Gibbs has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 69,630 shares of unvested shares of Restricted Stock as to which Mr. Gibbs has voting and dispositive power pursuant to the Restricted Stock Plan described on page 20. Mr. Gibbs owns and has sole voting and sole dispositive power with respect to 252,377 shares.

(6)	Includes 315,500 shares with respect to which Ms. Edwards has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 31,616 shares of unvested shares of Restricted Stock as to which Ms. Edwards has voting and dispositive power pursuant to the Restricted Stock Plan described on page 20. Ms. Edwards owns and has sole voting power and sole dispositive power with respect to 106,202 shares.

(7)	Includes 198,750 shares with respect to which Mr. Williams has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 18,077 shares of unvested shares of Restricted Stock as to which Mr. Williams has voting and dispositive power pursuant to the Restricted Stock Plan described on page 20. Mr. Williams owns and has sole voting power and sole dispositive power with respect to 11,428 shares.

(8)	Includes 103,200 shares with respect to which Mr. Bechtol has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 12,510 shares of unvested shares of Restricted Stock as to which Mr. Bechtol has voting and dispositive power pursuant to the Restricted Stock Plan described on page 20. Mr. Bechtol owns and has sole voting power and sole dispositive power with respect to 2,100 shares.

(9)	Includes 125,500 shares with respect to which Mr. Galvin has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 28,163 shares of unvested shares of Restricted Stock as to which Mr. Galvin has voting and dispositive power pursuant to the Restricted Stock Plan described on page 20. Mr. Galvin owns and has sole voting power and sole dispositive power with respect to 27,307 shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

        The Board of Directors recommends that you vote FOR each of the nominees named below. A Board of Directors is to be elected, with each director to hold office until the next Annual Meeting of Shareholders or until his successor shall be elected or appointed. The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares over which they have control “FOR” the election of the Board of Directors’ nominees, unless otherwise directed. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees

        All of the persons listed below are members of the present Board of Directors and have consented in writing to be named in this Proxy Statement and to serve as a director, if elected.

         Mr. James R. Gibbs (58) joined the Company in February 1982 and has been President and Chief Operating Officer since January 1987. He assumed the additional position of Chief Executive Officer on April 1, 1992 and additionally became Chairman of the Board on April 29, 1999. Mr. Gibbs is a member of the Board of Directors of Smith International, Inc., an oil field service company; an advisory director of Frost National Bank, Houston; a director of Veritas DGC Inc., a seismic service company; and a director of Gundle/SLT Environmental, Inc., an environmental service company. Mr. Gibbs was elected a director of the Company in 1985.

         Mr. Douglas Y. Bech (57) has been Chairman and Chief Executive Officer of Raintree Resorts International, Inc. (“Raintree”) since August 1997. Mr. Bech is also a director and executive officer of Raintree U.S. Holdings, LLC, which filed for protection under Chapter 11 of the Bankruptcy Code on June 28, 2002. Raintree U.S. Holdings, LLC is a non-operating wholly owned subsidiary of Raintree. From 1994 to 1997, Mr. Bech was a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. of Houston, Texas. Since 1994, he has also been a managing director of Raintree Capital Company, LLC, a merchant banking firm. From 1993 to 1994, Mr. Bech was a partner of Gardere & Wynne, L.L.P. of Houston, Texas. From 1970 until 1993, Mr. Bech was associated with and a senior partner of Andrews & Kurth L.L.P. of Houston, Texas. Mr. Bech is a member of the Board of Directors of Pride Refining, Inc., the general partner of Pride Companies, L.P., a products pipeline and crude gathering company and j2 Global Communications, Inc., an internet document communications company. He was appointed a director of the Company in 1993.

         Mr. G. Clyde Buck (65) has been a Senior Vice President and Managing Director of the investment banking firm Sanders Morris Harris, Inc. (including predecessor firms) since 1998. From 1983 to 1998, he was a Managing Director of Dain Rauscher Corporation, also an investment banking firm. Mr. Buck is also a member of the Board of Directors of Smith International, Inc., an oilfield service company. He was appointed a director of the Company in 1999.

         Mr. T. Michael Dossey (60) has been a management consultant located in Houston, Texas since April 2000. From April 2000 through August 2002, Mr. Dossey was a management consultant affiliated with the Adizes Institute of Santa Barbara, California. Prior to his retirement in April 2000, Mr. Dossey spent 35 years with the Shell Oil Company and its affiliates. His last assignment with Shell was General Manager-Mergers and Acquisitions for Equilon Enterprises LLC, an alliance between the domestic downstream operations of Shell and Texaco. He also had been Vice President and Business Manager for Shell Deer Park Refining Company, which was a joint venture operation with Pemex. Previously, he spent several years in Saudi Arabia where he was General Operations Manager for Saudi Petrochemical Company, a joint venture between Shell and the Saudi Arabian government. Earlier in his career, Mr. Dossey's positions included various business and operational positions in Shell's refining and petrochemical operations domestically and in Europe. Mr. Dossey is a member of the advisory board of Verticore Technologies, Inc. and the marketing advisory board of Management Vitality Company, management consulting companies. He was appointed a director of the Company in 2000.

         Mr. James H. Lee (54) is Managing General Partner and principal owner of Lee, Hite & Wisda Ltd., an oil and gas consulting firm, which he founded in 1984. From 1981 to 1984, Mr. Lee was a Principal with the oil and gas advisory firm of Schroder Energy Associates. He had prior experience in investment management, corporate finance and mergers and acquisitions at Cooper Industries Inc. and at White, Weld & Co. Incorporated. Mr. Lee is a member of the Board of Directors of Forest Oil Corporation, an oil and gas exploration and production company. He was appointed a director of the Company in 2000.

         Mr. Paul B. Loyd, Jr. (56) served as Chairman of the Board and Chief Executive Officer of R&B Falcon Corporation, the world’s largest offshore drilling company, from December 1997 until its merger in January 2001, with Transocean Sedco Forex. From April 1991 until December 1997 Mr. Loyd was Chairman of the Board and Chief Executive Officer of Reading and Bates, and prior to that time he had served as Assistant to the president of Atwood Oceanics International, President of Griffin-Alexander Company, and Chief Executive Officer of Chiles-Alexander International, Inc., all of which are companies in the offshore drilling industry. He has served as consultant to the Government of Saudi Arabia, and was a founder and principal of Loyd & Associates, Inc., an investment company focusing on the energy industry. Mr. Loyd is a member of the Board of Directors of Carrizo Oil & Gas, Inc., a member of the Board of Directors of Enterprise Oil, Plc., a member of the Board of Directors of Transocean Sedco Forex and serves on the Board of Trustees of Southern Methodist University and the Executive Board of the Cox School of Business. He was appointed a director of the Company in 1994.

         Mr. Carl W. Schafer (67) has been the President of the Atlantic Foundation, a charitable foundation, since 1990. From 1987 until 1990, Mr. Schafer was a principal of the investment management firm of Rockefeller & Co., Inc. Mr. Schafer presently serves on the Board of Directors of Roadway Corporation, a transportation company; the UBS PaineWebber, Guardian, Harding Loevner, and European Investors Groups of Mutual Funds, registered investment companies; and Labor Ready, Inc., a temporary labor company. Mr. Schafer was elected a director of the Company in 1984.

The Board of Directors and Its Committees

        The Board of Directors met six times (including two telephonic meetings) in 2002, and each incumbent director of the Company, other than Mr. Loyd, attended 75 percent or more of the aggregate number of meetings of the Board of Directors and meetings held by committees of the Board on which he served. The Board of Directors has standing audit, compensation, safety and environmental, executive, and nominating & corporate governance committees that are composed of directors of the Company.

        Audit Committee: The Audit Committee is comprised of three outside directors, currently Messrs. Schafer, Buck and Lee. Each of the members of the Audit committee is independent as defined by the New York Stock Exchange listing requirements. The Audit Committee’s functions include the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. The complete text of the new charter developed by the Audit Committee in 2002 is reproduced in the Appendix to this Proxy Statement. The Audit Committee met five times during 2002.

        Compensation Committee: The Compensation Committee is comprised of three outside directors, currently Messrs. Bech, Lee and Schafer. The Compensation Committee’s functions include the approval of officers’ salaries and bonuses and administration of all of the Company’s employee benefit plans. The Compensation Committee met three times during 2002.

        Safety and Environmental Committee: The Safety and Environmental Committee is comprised of three outside Directors, currently Messrs. Buck, Dossey and Loyd. The Safety and Environmental Committee’s functions include the review of reports and information provided by Company management or consultants regarding material regulatory compliance matters arising out of worker safety and health issues and material regulatory compliance matters or legislative developments related to environmental protection concerns. The Safety and Environmental Committee met four times during 2002.

        Executive Committee: The Executive Committee is comprised of Mr. Gibbs and two outside directors, currently Messrs. Bech and Buck. The Executive Committee functions in the place of the Board of Directors between regular meetings of the Board and has all the power and authority of the Board of Directors, except for certain matters that may not be delegated under the Company’s bylaws. The Executive Committee did not meet during 2002.

        Nominating & Corporate Governance Committee: The Nominating & Corporate Governance Committee is comprised of three outside directors, currently Messrs. Lee, Bech and Schafer. The purpose of the committee is to review possible candidates for the Board of Directors and recommend nomination of appropriate candidates to the Board. The change of the name of the committee in 2002 to include corporate governance was made to accommodate the New York Stock Exchange proposed rules and its purpose will include developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating & Corporate Governance Committee met once during 2002.

        Pursuant to the Company’s bylaws, nominations for candidates for election to the Board of Directors may be made by any shareholder entitled to vote at a meeting of shareholders called for the election of directors. Nominations made by a shareholder must be made by giving notice in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of shareholders called for the election of directors or (ii) ten days after the Board first publishes the date of such meeting. The notice shall include all information concerning each nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee under the Securities Exchange Act of 1934. The notice shall also include a signed consent of each nominee to hold office until the next Annual Meeting of Shareholders or until his successor shall be elected or appointed.

Compensation of Directors

         In 2002, the Director’s fees were $1,666.67 per month, $1,500 for each Board meeting attended, $1,250 for any committee meeting and committee chairmen received a fee of $2,000 per year. Beginning in 2003, the Directors’ fees were increased to $2,000 per month and $1,500 for each Board meeting attended (including telephonic meetings), plus $1,500 for any committee meeting attended. Additionally, the chairman of the Audit Committee receives a fee of $10,000 per year and all other committee chairmen receive a fee of $5,000 per year. Outside directors are eligible to participate in the Company’s Directors’ Stock Grant Plan which is described on page 20. In 2002, Messrs. Bech, Buck, Dossey, Lee, Loyd and Schafer were granted options to purchase 10,000 shares under the Company’s 1999 Stock Plan.

        No member of the Board of Directors was paid any remuneration in 2002 for his service as a director of the Company other than pursuant to the standard compensation arrangement for directors. Directors who are officers of the Company do not receive any compensation for their services as a director. The Company reimburses its directors for travel expenses incurred in attending Board meetings. In addition to the seven directors elected by shareholders, Mr. James S. Palmer serves as Director Emeritus at the request of the Board. Mr. Palmer joined the Board of Directors of the Company in 1975 and served through the date of the 1999 Annual Meeting. As compensation for his services as Director Emeritus in 2002, Mr. Palmer was paid a retainer of $833.34 per month, $1,000 for each Board meeting attended in person and reimbursement for related travel expenses. See also “Certain Relationships and Related Transactions”.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2003. This firm has served in such capacity since March 2002 and is familiar with the Company’s affairs and procedures. The Board of Directors at a special meeting held March 28, 2002 approved their appointment as auditors for the year ended December 31, 2002.

        Because of events and developments in early 2002 relating to the Company’s previous independent auditors, Arthur Andersen LLP (“Arthur Andersen”), the Audit Committee engaged in significant due diligence and discussion to determine who should be appointed auditors of the Company for 2002. Based on the due diligence and following interviews with several independent certified public accountants, the Audit Committee recommended and the Board of Directors approved the appointment of Deloitte & Touche LLP as the Company’s auditors for 2002.

        Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2000 and 2001 and through March 28, 2002, there were no disagreements with Arthur Andersen on any matter or accounting principle or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter dated April 3, 2002, stating its agreement with these statements was filed as an exhibit to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2002.

        During the years ended December 31, 2000 and 2001 and through the date of their engagement as the Company’s independent auditors, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Deloitte & Touche LLP has advised the Company that its representatives will be present at the Annual Meeting to discuss results for the year ended December 31, 2002 and to make a statement if they desire to do so and to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        During 2002, the Audit Committee developed an updated charter which accommodates the requirements of the Sarbanes-Oxley Act and recommendations of the New York Stock Exchange and the Securities & Exchange Commission. This revised charter was approved by the Board of Directors on September 5, 2002. The complete text of the new charter is reproduced in the Appendix to this Proxy Statement.

March 14, 2003

To the Board of Directors of Frontier Oil Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Members of the Audit Committee

Carl W. Schafer, Chairman
G. Clyde Buck
James H. Lee

Fiscal 2002 Audit Firm Fee Summary

        During fiscal year 2002, the Company retained its principal independent auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

                     Audit Fees                                      $287,500
                     Financial Information Systems Design
                         And Implementation Fees                          -0-
                     All Other Fees:
                           Audit Related Fees*                         54,150
                           Other Fees**                                75,000
                                                                     --------
                           Total All Other Fees                      $129,150
*Audit Related Fees include benefit plan audits, accounting consultation and the issuance of consents for registration statements.

**Other Fees include $75,000 for tax return and compliance work. The Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services reported under the “All Other Fees” caption is compatible with maintaining Deloitte & Touche LLP’s independence as the Company’s principal independent accounting firm.

        During 2002, the Company also paid fees to Arthur Andersen LLP for the following services: $22,000 for EPA attestation, $25,000 for tax return and compliance work, $4,000 for the issuance of a consent for a registration statement, $4,500 for consulting related to FASB 109 and $6,000 for transition costs to the Company’s new independent audit firm.

OTHER BUSINESS

        The Board of Directors of the Company knows of no matters expected to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

EXECUTIVE AND OTHER OFFICERS

        Set forth below are the executive officers of the Company as of year end 2002 along with their ages as of March 3, 2003 and office held by each officer.

         Mr. James R. Gibbs (58) is Chairman of the Board, President and Chief Executive Officer. Information about Mr. Gibbs is included on page 7 with the information on nominees for the Board.

         Ms. Julie H. Edwards (44) is Executive Vice President-Finance & Administration. She joined the Company in March 1991 as Vice President-Secretary & Treasurer, was Senior Vice President-Finance & Chief Financial Officer from August 1994 until April 2000, when she was promoted to her current position. From 1985 to February 1991, she was employed by Smith Barney, Harris Upham & Co. Inc. in the Corporate Finance Department. Prior to 1985, she was employed by Amerada Hess Corporation and American Ultramar, Ltd., which were oil companies, as a geologist. Ms. Edwards recently became a member of the board of directors of EOTT Energy LLC, a crude oil pipeline company, the new entity that emerged from the bankruptcy of EOTT Energy Partners, L.P.

         Mr. W. Reed Williams (55) has been Executive Vice President-Refining & Marketing since joining the Company in July 2000. He has over 29 years of experience in refining and marketing. Prior to joining the Company, Mr. Williams was employed by Ultramar Diamond Shamrock beginning in 1993, where his responsibilities included corporate development, operations planning, pipeline operations and product supply and distribution. His final position at Ultramar Diamond Shamrock was Vice President of Logistics Development. Prior to 1993, Mr. Williams was employed by Tesoro Petroleum Corporation for nineteen years (1973 until 1992) where he held numerous positions, including Group Vice President of Refining, Marketing and Supply from 1990 to 1992. During 1992, he was President of Remote Operating Systems, Inc. before joining Ultramar Diamond Shamrock.

         Mr. J. Currie Bechtol (61) has been Vice President-General Counsel of the Company since January 1998 and became Secretary of the Company in August 2000. Prior to joining the Company, Mr. Bechtol was in private legal practice for 28 years, most recently with Hutcheson & Grundy L.L.P. from 1984 until joining the Company.

         Mr. Jon D. Galvin (49) is Vice President of the Company. He was appointed to this position in July 2000 and served as Vice President-Controller of the Company from September 1997 until July 2000. Mr. Galvin was the Chief Financial Officer of the Company’s Frontier refining subsidiaries from February 1992 until July 2000, when he was promoted to Vice President-Crude Oil Supply of certain of the Company’s refining subsidiaries. Previously, he had spent 15 years with Arthur Andersen, ultimately as Audit Principal.

         Mr. Gerald B. Faudel (53) has been Vice President-Corporate Relations and Environmental Affairs of the Company since February 2000. Mr. Faudel had previously been Vice President-Safety and Environmental Affairs and had served in similar capacities since November 1993. From October 1991 through November 1993, Mr. Faudel was Director of Safety, Environmental and External Affairs of the refining subsidiaries of the Company. Mr. Faudel was employed by Frontier Oil Corporation from October 1989 through October 1991 as Director of Safety, Environmental and External Affairs. Prior to October 1989, Mr. Faudel was employed with Tosco Corporation’s Avon Refinery as Manager of Hazardous Waste and Wastewater Program.

         Ms. Nancy J. Zupan (48) is Vice President-Controller of the Company. Prior to her appointment to this position in February 2001, Ms. Zupan was Controller for the Company’s subsidiaries from 1991, when Frontier acquired the Cheyenne Refinery. She held the same position for the prior owners of the Cheyenne Refinery from 1987 until the acquisition. Prior to 1986, Ms. Zupan was employed by Husky Oil Company, the predecessor owner of the Cheyenne Refinery.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        All members of the Compensation Committee are independent, non-employee directors. The Committee regularly reviews and, with any changes it believes appropriate, approves the Company’s executive compensation program. Towers Perrin was retained by the Committee in 2000, 2001, and 2002 to advise the Committee on compensation matters. The Company’s executive compensation program is structured to help the Company achieve its business objectives by:

•	setting levels of compensation designed to attract and retain key executives;
•	providing incentive compensation that varies directly with both Company performance and individual contribution to that performance;
•	linking compensation to financial targets that affect short and long term share price performance; and
•	aligning the interests of the executive with that of the shareholders.

Compensation Program Components

        The particular elements of the compensation program for executive officers are further explained below.

        Base Salary. Base pay levels are largely determined through comparisons with a peer group of companies of similar size, activity and complexity to the Company as determined by the compensation consultants and which companies are included in the Peer Group Index in the graph on page 22. The relative stock price performance of the Company compared to the peer group is one factor used in determining compensation. In addition, salaries are based on the Company’s recent performance and on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are generally in the middle of a competitive range of salaries.

        Annual Incentive Compensation. The Company’s officers and certain other employees are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of certain earnings targets established by the Committee. The objective of this incentive plan is to deliver competitive levels of compensation for the attainment of financial targets that the Committee believes are important determinants of share price over time. In the event the targets are reached, a group of approximately 48 key employees may be awarded a bonus based on a target percentage of the individual’s salary, with approximately 30% of the bonus awarded paid in the form of Restricted Stock. The individuals may also elect to receive all or a portion of their cash incentive award in additional shares of Restricted Stock, in which case the value of that electively deferred portion of the award will be increased by a 50% “risk premium”. An important additional feature of the incentive compensation plan is that a group of thirteen of these individuals must own 1 to 3 times their annual salary in stock (excluding options). This requirement must be met within three years of eligibility for each participant, in most cases by early 2004.

        In 2000, the Company achieved record earnings and cash flow, exceeding 1998‘s record results and the Company’s targets by a significant margin. Bonuses were therefore made to all employees in early 2001, including a group of key employees who received a portion of their bonuses in shares of Restricted Stock of the Company. In 2001 the Company achieved record earnings, significantly exceeding the record earnings in 2000. In recognition of the record results in 2001, substantial bonuses were made to a significant number of employees in early 2002, and the employees participating in the Restricted Stock Plan described above and on page 20 received a portion of their bonuses in shares of Restricted Stock of the Company. In 2002 the Company did not meet its earnings targets and no bonuses were made and no shares of Restricted Stock were awarded under this program in 2003. Due to industry conditions during 2002, no corporate officer was given an increase in his/her base salary for 2003.

Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of the Company stock, the best interests of the shareholders and management will be closely aligned. Therefore, executives and managers are eligible to receive stock options from time to time at the discretion of the Compensation Committee, giving them the right to purchase shares of Common Stock at a specified price in the future. The number of stock options granted to executive officers is based on such officer’s ability to influence the Company’s performance as determined by the Compensation Committee.

CEO Compensation

        In accordance with the discussion above of the Company’s philosophy for executive compensation, a significant portion of the compensation for the Chief Executive Officer is based upon the Company’s performance. Mr. Gibbs, who has served as Chief Executive Officer since April 1992 and Chairman of the Board since 1999, joined the Company in 1982 and has served in a number of executive positions. A significant portion of Mr. Gibbs’ total cash compensation is tied to the performance of the Company. Mr. Gibbs received a significant incentive bonus in early 2001 for 2000 results and a significant performance bonus in early 2002 for 2001 results as described two paragraphs above and as shown in the Summary Compensation table which follows. Since the Company did not attain its earnings targets in 2002, Mr. Gibbs did not receive a bonus or any shares of Restricted Stock in early 2003 and due to industry conditions during the year did not receive an increase in his base salary for 2003. Mr. Gibbs also participated in the Company’s savings plans.

Members of the Compensation Committee

Douglas Y. Bech, Chairman
James H. Lee
Carl W. Schafer

February 19, 2003

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth information regarding compensation earned by the Company’s Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer for services rendered in all capacities to the Company and its subsidiaries in the years 2000 through 2002.

                                                      SUMMARY COMPENSATION TABLE

 ----------------------------------------------------------------------------------------------------------------
                                                                     Long Term Compensation
                                                               -----------------------------------

                                      Annual Compensation              Awards           Payouts
                                                               -----------------------------------
                                                      Other                 Securities
                                                      Annual    Restricted  Underlying
                                                     Compen-      Stock      Options/     LTIP      All Other
         Name and                 Salary    Bonus     sation      Awards       SARS     Payouts    Compensation
    Principal Position     Year    ($)       ($)       ($)       ($) (1)       (#)        ($)        ($) (4)
 ----------------------------------------------------------------------------------------------------------------

 James R. Gibbs            2002   770,000     0         0               0      270,000     0         197,440 (5)
 Chairman of the Board,    2001   630,000   744,188     0         318,938 (2)  100,000     0         134,680
 President and Chief       2000   560,000   364,000     0         450,365 (3)  400,000     0         115,355
 Executive Officer

 Julie H. Edwards          2002   395,000     0         0               0       95,000     0          81,677 (6)
 Executive Vice            2001   350,000   241,500     0         181,125 (2)   45,000     0          64,457
 President -
 Finance & Administration  2000   300,000   130,000     0         185,588 (3)  115,000     0          39,703

 W. Reed Williams          2002   410,000     0         0               0       95,000     0          92,575 (7)
 Executive Vice            2001   365,000   287,438     0         123,188 (2)   45,000     0          36,584
 President -
 Refining & Marketing      2000   142,084    77,500     0          95,888 (3)  115,000     0          14,921

 J. Currie Bechtol         2002   210,000     0         0               0       10,400     0          39,780 (8)
 Vice President-General    2001   200,000    84,000     0          63,000 (2)   20,000     0          45,760
 Counsel & Secretary       2000   180,000    63,000     0          77,947 (3)   48,000     0          32,087

 Jon D. Galvin             2002   255,000     0         0               0       19,000     0          42,287 (9)
 Vice President            2001   235,000    70,500     0         211,500 (2)   20,000     0          60,146
                           2000   215,000   112,500     0         139,194 (3)   52,000     0          36,841

 ----------------------------------------------------------------------------------------------------------------
(1)	Restricted Stock Awards are presented in the table at their value as of grant date as defined in the Restricted Stock Plan. Such value changes with the market value of the Company’s common stock. At December 31, 2002, Mr. Gibbs held 69,630 shares of restricted stock having a value of $1,199,029. Ms. Edwards held 31,616 shares of restricted stock having a value of $544,428 at such date. Mr. Williams held 18,077 shares of restricted stock having a value of $311,286 at such date. Mr. Bechtol held 12,510 shares of restricted stock having a value of $215,422 at such date. Mr. Galvin held 28,163 shares of restricted stock having a value of $484,967 at such date. Such shares of restricted stock are not entitled to receive dividends declared and paid on the Company's common stock prior to vesting.

(2)	Represents the value of the restricted stock awards which comprise a portion of the 2001 compensation for each of the named executive officers as of the date of the grant of such awards. Such restricted stock awards included 18,761 shares to Mr. Gibbs, 10,654 shares to Ms. Edwards, 7,246 shares to Mr. Williams, 3,706 shares to Mr. Bechtol and 12,441 shares to Mr. Galvin. All of such shares of restricted stock vest according to the following schedule: 25% on the first anniversary of the grant date (March 13, 2003), 25% on the second anniversary of the grant date (March 13, 2004), and 50% on the third anniversary date (March 13, 2005). Of such restricted stock awards, 3,551 shares with respect to Ms. Edwards, 1,235 shares with respect to Mr. Bechtol and 8,294 shares with respect to Mr. Galvin were awarded in lieu of a portion of their cash bonus upon the election of each such named executive officer as permitted by the Restricted Stock Plan.

(3)	Represents the value of the restricted stock awards which comprise a portion of the 2000 compensation for each of the named executive officers as of the date of the grant of such awards. Such restricted stock awards included 67,826 shares to Mr. Gibbs, 27,950 shares to Ms. Edwards, 14,441 shares to Mr. Williams, 11,739 shares to Mr. Bechtol and 20,963 shares to Mr. Galvin. All of such shares of restricted stock vest according to the following schedule: 25% on the first anniversary of the grant date (March 13, 2002), 25% on the second anniversary of the grant date (March 13, 2003) and 50% on the third anniversary of the grant date (March 13, 2004).

(4)	Includes amounts contributed under the Company’s retirement/savings plans, deferred compensation plan and premiums paid by the Company for individual life insurance. Detail is given in notes (5) through (9).

(5)	Mr. Gibbs’ Other Compensation includes $20,453 of Company contribution to his retirement/savings plan account, $160,250 of Company contribution to his retirement/savings plan account through a deferred compensation program and $16,737 of life insurance premiums paid by the Company.

(6)	Ms. Edwards’ Other Compensation includes $20,453 of Company contribution to her retirement/savings plan account, $54,927 of Company contribution to her retirement/savings plan account through a deferred compensation program and $6,297 of life insurance premiums paid by the Company.

(7)	Mr. Williams’ Other Compensation includes $20,453 of Company contribution to his retirement/savings plan account, $62,240 of Company contribution to his retirement/savings plan account through a deferred compensation program and $9,882 of life insurance premiums paid by the Company.

(8)	Mr. Bechtol’s Other Compensation includes $20,453 of Company contribution to his retirement/savings plan account, $13,827 of Company contribution to his retirement/savings plan account through a deferred compensation program and $5,500 of life insurance premiums paid by the Company.

(9)	Mr. Galvin’s Other Compensation includes $20,453 of Company contribution to his retirement/savings plan account, $17,607 of Company contribution to his retirement/savings plan account through a deferred compensation program and $4,227 of life insurance premiums paid by the Company.

Stock Options

        The Company currently maintains three stock option plans pursuant to which options to purchase shares of Common Stock are outstanding. One plan currently has shares of Common Stock available for future grants to eligible employees, the Frontier Oil Corporation 1999 Stock Plan, in which directors and other non-employee agents of the Company are eligible to participate. The purpose of the stock option plans is to advance the best interest of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. As of March 3, 2003, there were 141,650 of shares of Common Stock available for grant under the Company’s existing stock option plans.

                                                OPTION GRANTS IN 2002

-----------------------------------------------------------------------------------------------------------------
                                Individual Grants
-----------------------------------------------------------------------------------
                      Number of     Percent of                                          Potential Realizable
                      Securities       Total                                              Value at Assumed
                      Underlying      Options                                          Annual Rates of Stock
                       Options      Granted to      Exercise                           Price Appreciation for
                       Granted       Employees        Price         Expiration            Option Term (1)
                                                                                    -----------------------------
       Name              (#)          in 2002        ($/sh)            Date              5%             10%
-------------------- ------------- -------------- -------------- ------------------ -------------- --------------

James R. Gibbs            270,000       4.7           21.85           4/16/07         1,629,923      3,601,704
Julie H. Edwards           95,000       1.6           21.85           4/16/07           573,491      1,267,266
W. Reed Williams           95,000       1.6           21.85           4/16/07           573,491      1,267,266
J. Currie Bechtol          10,400        .1           21.85           4/16/07            62,782        138,732
Jon D. Galvin              19,000        .3           21.85           4/16/07           114,698        253,453

-------------------- ------------- -------------- -------------- ------------------ -------------- --------------
(1)	The Commission requires disclosure of the potential realized value or present value of each grant. The disclosure assumes the options will be held for the full term of the option prior to exercise. Such options may be exercised prior to the end of such term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price or the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.
                                            AGGREGATE OPTION EXERCISES IN 2002
                                          AND OPTION VALUES AT DECEMBER 31, 2002

----------------------- -------------- ---------------- ---------------------------- ----------------------------
                           Shares                          Number of Securities         Value of Unexercised
                         Acquired on                      Underlying Unexercised       In-the-Money Options at
                          Exercise          Value        Options at Dec. 31, 2002           Dec. 31, 2002
         Name                (#)        Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable
                                                                                                 (1)
----------------------- -------------- ---------------- ---------------------------- ----------------------------

James R. Gibbs                      0                0              647,500/352,500        $6,163,850/$1,453,000
Julie H. Edwards                    0                0              220,500/122,500            2,131,785/523,775
W. Reed Williams                    0                0              132,500/122,500              946,050/444,650
J. Currie Bechtol              12,000          169,260                78,600/29,800              801,970/208,840
Jon D. Galvin                  25,200          408,400                97,750/37,250              994,960/219,060

----------------------- -------------- ---------------- ---------------------------- ----------------------------
(1)	Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company’s Common Stock on December 31, 2002 was $17.22 based on the closing sale price on December 31, 2002.

Restricted Stock Plan

        In February 2001, the Board of Directors approved the Frontier Oil Corporation Restricted Stock Plan, which is a component of the Company’s incentive compensation plan utilized by the Compensation Committee. Under the Restricted Stock Plan, 1,000,000 shares of treasury stock of the Company have been reserved (the “Restricted Stock”) for Restricted Stock grants to be made under the incentive compensation program. As of March 13, 2003, 360,697 shares of restricted stock have been granted and 639,303 shares were available for grant under the Restricted Stock Plan. Of the 360,697 shares that have been granted, 294,697 shares are outstanding under the Restricted Stock Plan and 66,000 shares have vested. Restricted Stock granted under the Restricted Stock Plan vests over three years of continuous employment with the Company as follows: 25% on the first anniversary of the grant, 25% on the second anniversary of the grant and the remaining 50% on the third anniversary of the grant. The Restricted Stock Plan also provides that the Restricted Stock Awards will vest automatically upon a change of control of the Company or if the executive’s employment is terminated due to death, disability or by the Company other than for “cause”.

Directors’ Stock Grant Plan

        In 1995, the Board of Directors established a stock grant plan for non-employee directors. The purpose of the stock grant plan is to advance the best interest of the Company by increasing the non-employee directors’ proprietary interest in the success of the Company.

        Under the Directors’ Stock Grant Plan, automatic grants of a fixed number of shares are made on certain predetermined dates (currently approximately every 15 months) out of the Treasury shares owned by the Company. In July 2001, Messrs. Bech, Buck, Dossey, Lee, Loyd and Schafer received 500 shares of common stock. In October 2002, Messrs. Bech, Buck, Dossey, Lee, Loyd and Schafer received 500 shares of common stock. The number of shares granted to non-employee directors was originally 500 shares and was increased to 1,000 shares in February 2003. As of October 1, 2002, 42,000 shares of common stock remain available for grant under this plan.

Employment Agreements

        In December 2000, the Company entered into employment agreements with Mr. Gibbs, Ms. Edwards, Mr. Williams, Mr. Bechtol, Mr. Galvin and Mr. Faudel and with Ms. Zupan in February 2001. These agreements provide that in the event of a change of control of the Company, the executive will remain in his or her position as of the date of the agreement with commensurate duties for a period of three (3) years from the change of control. Each agreement provides that the executive officer will receive at least the same level of base compensation and other benefits as were being received by such executive officer immediately prior to the change of control. In addition, the agreements each provide for payment of annual performance bonuses determined by percentages of the base salary (75% for Mr. Gibbs, 50% for Ms. Edwards, Messrs. Williams and Galvin, 40% for Ms. Zupan, and 35% for Messrs. Bechtol and Faudel) in effect during the three year term. In the event of termination of the executive officer for any reason other than cause during the three year term of employment, the Company is required to continue to pay the executive officer the stated compensation for the three (3) year period following termination, including the value of unexercised in-the-money stock options, as provided by the terms of the agreements.

Certain Relationships and Related Transactions

        Burnet, Duckworth & Palmer, a law firm of which Mr. Palmer is a partner, is retained by the Company as its counsel for certain Canadian legal matters.

        In 2002, Mr. Dossey consulted on behalf of the Adizes Institute LLC, a management consulting organization. In July 2001, the Company entered into an agreement for a one year corporate membership with the Adizes Institute for a fee of $150,000 plus certain expenses. In 2001, the Company paid $87,900 to the Adizes Institute for 50% of the annual fee and reimbursement of the expenses related to their services. Their services were completed in 2002 and the company paid $75,580 for the remainder of the membership fee and reimbursement of expenses.

Comparison of 5 Year Cumulative Total Return of
the Company, Peer Group Index and Broad Market Index

300
200
100
0
12/31/1997
12/31/1998
12/31/1999
12/31/2000
12/31/2001
12/31/2002
FTO
Refining Peer Group
S&P 500 Index

Assumes $100 invested December 31, 1997 in (i) the Company’s Common Stock, (ii) a peer group of independent refining companies (the “Refining Peer Group”) which includes Ashland Inc., Giant Industries, Holly Corporation, Sun Company, Tesoro Petroleum Corporation and Valero Energy Corporation, and (iii) the S & P 500 Index. The Company’s peer group has changed from prior years due to the 2001 acquisition of Tosco Corporation by another company and the 2001 acquisition of Ultramar Diamond Shamrock (UDS) by Valero Energy Corporation. Therefore, UDS and Tosco are no longer represented in the “Refining Peer Group”.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Members of the Compensation Committee are Messrs. Bech, Lee and Schafer. No member of the Compensation Committee of the Board of Directors of the Company was, during 2002, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

        During 2002 no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

SECTION 16 FILINGS DISCLOSURE

        Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on review of the Company’s copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be included in the Proxy Statement relating to the Company’s 2004 Annual Meeting of Shareholders (the “2004 Annual Meeting”) pursuant to Rule 14a-8 under the 1934 Act (“Rule 14a-8”) must be received by the Company no later than November 15, 2003 and must otherwise comply with the requirements of Rule 14a-8.

        Proposals of shareholders submitted for consideration at the Company’s 2004 Annual Meeting (outside of the Rule 14a-8 process), in accordance with the Company’s bylaws, must be received by the Company by the later of 60 days before the 2004 Annual Meeting or 10 days after notice of such meeting is first published. If such timely notice of a proposal is not given, the proposal may not be brought before the 2004 Annual Meeting.

MISCELLANEOUS

        All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from directors and officers. All information relating to any beneficial owners of more than 5% of the Company’s Common Stock is based upon information contained in reports filed by such owner with the Commission.

By Order of the Board of Directors, J. CURRIE BECHTOL Vice President-General Counsel & Secretary

March 14, 2003
Houston, Texas

APPENDIX

FRONTIER OIL CORPORATION
AUDIT COMMITTEE CHARTER
September 4, 2002

        The Audit Committee is a standing committee of the Board of Directors (the “Board”) of Frontier Oil Corporation (the “Company”) and was established June 4, 1975. The Audit Committee shall be composed of three directors who are independent of the Company (as defined below). The Audit Committee shall provide assistance to the Board and management in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices and the quality and integrity of the Company’s financial reports.

        The Audit Committee shall meet from time to time, as determined by the Chairman or at the request of any member of the Audit Committee, management or the independent public accounting firm performing audit services on behalf of the Company (also referred to herein as the “auditor”). The Audit Committee shall have unrestricted access to Company personnel and documents and shall be given the authority and resources necessary to discharge its responsibilities, including the authority and appropriate funding to engage independent counsel and other outside advisors, including other auditors or accountants, if it deems such engagements necessary to carry out its duties.

Requirements for Service

         Independence. Each member of the Audit Committee shall be independent from the Company. For a member to be deemed to be independent, he or she shall not (i) receive any consulting, advisory or other compensatory fee from the Company, other than fees for Board or committee (including audit committee) service or (ii) be an affiliated person of the Company. In addition, for a period of at least five (5) years, no member of the Audit Committee or his or her immediate family shall have worked for the Company, the auditor or any company whose compensation committee of its board of directors includes an officer of the Company. Finally, prior to appointment and annually thereafter, the Board shall affirmatively determine that each member of the Audit Committee has no material relationship with the Company (either directly or as a partner, shareholder or officer - either active or retired - of an organization that has a relationship with the Company).

        Financially Literate. All members of the Audit Committee must be financially literate and at least one member should have accounting or financial management expertise.

Responsibilities and Duties

        To fulfill its responsibilities and duties the Audit Committee shall:

Auditor

•	Annually appoint the auditor that performs audit services on behalf of the Company. Following the creation of the Public Company Accounting Oversight Board referred to in the Sarbanes-Oxley Act of 2002, any public accounting firm appointed by the Audit Committee shall be registered with such Public Company Accounting Oversight Board.

•	Have direct responsibility to compensate, oversee, evaluate and if necessary replace the auditor it has appointed and insure that the auditor reports directly to the Audit Committee.

Audit and Accounting Process

•	Meet with the auditor and financial management of the Company to review the scope of the proposed audit for that year and the audit procedures to be utilized.
•	Review the report submitted by the auditor in connection with its performance of audit services on behalf of the Company that discusses: (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such treatments and the treatment preferred by the auditor and (iii) other material written communications between the auditor and management.

•	In addition to the report referred to immediately above, establish regular reporting procedures by which management and the auditor report to the Audit Committee: (i) any significant judgments made by management in its preparation of the Company’s financial statements, (ii) the alternatives to such judgments and (iii) the auditor’s view with respect to the appropriateness of such judgments or treatments.

•	Inquire as to whether there was any significant difference of opinion or disagreement between management and the auditor in connection with the preparation of the Company’s audited financial statements and review the material written communications between management and the auditor.

•	Consult with the auditor out of the presence of management to discuss the progress of that year’s audit and any issues that may have arisen in connection with the auditor’s reports to the Audit Committee or otherwise or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Consult with the auditor and management the extent to which changes or improvements in financial accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Financial Reporting Process

•	On at least an annual basis, in consultation with the auditor, review the integrity of the Company’s financial reporting process, both internal and external, and its internal controls.
•	On at least an annual basis, consider the auditor’s assessment of the quality and appropriateness of the Company’s accounting principles and critical accounting policies, as applied in its financial reporting.

•	Consider and approve, if appropriate, any major changes to the Company’s accounting principles and practices as recommended by management and approved by the auditor.

Approval and Disclosure of Non-audit Services

•	Pre-approve any permissible non-audit services, including tax services, to be engaged in by the public accounting firm performing audit services on behalf of the Company. The Audit Committee may delegate to one or more of its members the authority to pre-approve permissible non-audit services, but any such delegate(s) must present his or her pre-approval decisions to the Audit Committee at its next meeting. In the event any permissible non-audit services are approved by the Audit Committee or its delegate(s), the Audit Committee shall insure that the Company discloses such approval in its next periodic report filed with the SEC.

•	Insure that the auditor is not engaged to perform for the Company any of the non-audit services set forth on Exhibit A hereto.

Whistleblower Procedures

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding its accounting, internal controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Document / Report Reviews

•	Review and update this Charter annually, or as conditions necessitate, such as the passage of legislation that contains specific mandates relating to the duties and responsibilities of audit committees of companies subject to public reporting requirements.

•	Review with management and the auditor (i) any registration statement of the Company, (ii) any periodic report of the Company that contains financial statements and (iii) any press release by the Company reporting earnings or making forward looking statements, in each case, prior to the initial filing of such registration statement or report with the SEC or the release of such press release. The Chairman may represent the entire Audit Committee or a quorum of the Audit Committee may meet for the purpose of these reviews; however, the participation of the full Audit Committee is required in the review of the Company’s annual report on Form 10-K.

•	Prepare the report of the Audit Committee included each year in the Company’s definitive proxy statement relating to its annual meeting.

Ethical and Legal Compliance

•	Insure that the auditor annually submits a written statement from the auditor setting forth all relationships the auditor has with the Company to determine the auditor’s independence.
•	Insure that no accounting firm is engaged to be the Company’s auditor where the Company’s CEO, CFO, chief accounting officer, controller or any person serving in an equivalent position was employed by such accounting firm and participated in the Company’s audit in any capacity during the one-year period immediately preceding the initiation of the current audit.

•	Consult with the Company’s counsel on any legal matter that could have a significant impact on the Company’s financial statements.

Miscellaneous

•	Perform any other activities consistent with this Charter, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Exhibit A

        Under the Sarbanes-Oxley Act, the Company’s auditor cannot contemporaneously provide any of the following non-audit services:

(i)	bookkeeping or other services related to accounting records or financial management;
(ii)	financial systems design and implementation;
(iii)	appraisal or valuation services or fairness opinions;
(iv)	actuarial services;
(v)	internal audit outsourcing services;
(vi)	management functions or human resources;
(vii)	broker or dealer, investment advisor or investment banking services;
(viii)	legal services and expert services unrelated to the audit; and
(ix)	any other service determined to be impermissible by the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act.

FRONTIER
OIL CORPORATION

MR A SAMPLE
DESIGNATION (IF ANY)
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000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
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000000000.000 ext
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000000000.000 ext

Holder Account Number

C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - James R. Gibbs			05 - James H. Lee		
02 - Douglas Y. Bech			06 - Paul B. Loyd, Jr.		
03 - G. Clyde Buck			07 - Carl W. Schafer		
04 - T. Michael Dossey					

B Other Proposal

The Board of Directors recommends a vote FOR the following resolution. Please read the resolution in full in the accompanying Proxy Statement.

In their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.
IF NO ELECTIONS ARE MADE, THE PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Important: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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